UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 27, 2004


                        NATIONAL BUSINESS HOLDINGS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Florida                             000-32563                      650710392
--------------------------------------------------------------------------------
(State or other jurisdiction  (Commission File Number)    (IRS Employer
    of incorporation)                                        Identification No.)

 4878 Ronson Court, San Diego, CA                                 92111
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code: (858) 243-2615


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)




---------------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Business

     On December 27, 2004, the Company acquired both Union Dental Corp, a Florida corporation ("Union Dental") and Direct Dental Services, Inc., a Florida corporation ("DDS"), through a share exchange and reorganization (the
"Acquisition"), pursuant to which Union Dental and DDS became wholly-owned subsidiaries of the Company, and acquired (i) all of the issued and outstanding shares of common stock of Union Dental and DDS in exchange for an aggregate of 17,500,000 shares of authorized, but theretofore unissued, shares of common stock, $0.0001 par value, of the Company and 1,000,000 shares of preferred stock with each share of preferred stock providing voting rights equal to 15 shares of the Company's common stock (there are no dividend, redemption, liquidation or conversion rights applicable to these shares of preferred stock), (ii) all of the issued and outstanding options to purchase Union Dental capital stock in exchange for an aggregate of 3,452,250 options to purchase common stock of the Company, constituting approximately 68% of the capital stock of the Company. Prior to the closing of the Acquisition, the existing shareholders of the Company surrendered 69% of the shares of common stock, thus reducing the issued and outstanding shares of Common Stock of the Company from 32,284,831 shares to 10,000,000 shares.

     Union Dental acquired substantially all of the assets (except the patient list) of a dental practice referred to as George D. Green D.D.S., P.A. in Coral Springs, Florida, where it employs twelve (12) full time employees and one part time employee. The Coral Springs office is comprised of a licensed dentist, a licensed associate dentist, two hygienists, four nurses, two office managers, a Union Dental insurance specialist and a Union Dental administrative director.

     DDS is a Florida corporation that operates a network of duly licensed dental providers (the "Dental Referral") who provide dental services through the network to union members in accordance with arrangements between UDC and various unions. The Company currently has contracts with local unions, such as Communications Workers of America ("CWA"), International Brotherhood of Electrical Workers ("IBEW") and General Electric's International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers - Communications Workers of America ("IUE-CWA"). Members of the Dental Network are assigned "areas of exclusivity" established by DDS which grants the Dental Network provider primary responsibility to provide for the general dentistry and specialist services required by covered union members. DDS's Network dentists accept as payment in full for covered services the scheduled amount payable by the applicable union sponsored dental benefit plan together with a co-payment from the covered union member. The co-payment to be paid by the union member is generally substantially lower than the scheduled co-payment set forth in the applicable dental benefit plan, resulting in significant savings to the union member.

Item 4.01 Changes In Registrant's Certifying Accountant

     (a) (i) Lawrence Scharfman ("Scharfman"), by letter dated January 3, 2005, was dismissed as the independent registered public accounting firm for National Business Holdings, Inc. (the "Company"). Scharfman had been the independent registered public accounting firm for and audited the financial statements of the Company as of May 31, 2004 for the seventeen months in the period ended May 31, 2004.

     (ii) The reports of Scharfman on the financial statements of the Company for the period of May 31, 2004 for the seventeen months in the period ended May 31, 2004 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     (iii) The decision to change accountants was approved unanimously by the Board of Directors.

     (iv) In connection with the audit for the period of May 31, 2004 for the seventeen months in the period ended May 31, 2004 and in connection with Scharfman's review of the subsequent interim periods preceding dismissal on January 3, 2005, there have been no disagreements between the Company and Scharfman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Scharfman, would have caused Scharfman to make reference thereto in their report on the Company's financial statements for these fiscal years. During the two most recent fiscal years and prior to the date hereof, the Company had no reportable events (as defined in Item 304(a)(1) of Regulation S-B).

     (b) De Meo Young McGrath ("DYM"), by letter dated January 3, 2004, was engaged as the independent registered public accounting firm for the Company.

     (i) The Company has not consulted with DYM regarding the application of accounting principles to any contemplated or completed transactions nor the type of audit opinion that might be rendered on the Company's financial statements, and neither written nor oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues.



Section 5 - Corporate Governance and Management


Item 5.01  Change in Control of Registrant.

     With the issuance of 17,500,000 shares of Common Stock to holders of capital stock of Union Dental and DDS upon the Company's Acquisition, the former holders of capital stock of Union Dental and DDS became the holders of 63.6% of the capital stock of the Company. The change of control of the Company was effected solely by the issuance of newly issued shares of the Company to the former shareholders of Union Dental and DDS upon the Acquisition without any other consideration.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (a) Effective on December 27, 2004 and upon the Acquisition, the then officers and directors of the Company resigned and were replaced by persons who have been officers and directors of Union Dental. See 5.02(c) of this report on Form 8-K.

     (b) See 5.02(c) of this report on Form 8-K.

     (c) The following persons became the executive officers and directors of the Company on December 27, 2004. Prior to the Acquisition, such persons had no relationship with the Company.

Name                 Age    Position
------------------- ----- -----------------------------------------------------
Dr. George D. Green  46   President, Chief Executive Officer and Chairman of the
                          Board of Directors

     Dr. George D. Green 46, is Chairman of the Board of Directors, President and Chief Executive Officer of Union Dental Corp. He graduated from the
University of Miami in 1983. He attended Georgetown University School of Dentistry where he graduated in 1985 with his Doctor of Dental Surgery (DDS) degree. Dr. Green started his general dentistry practice in Florida in 1986 and currently maintains that office. He has been President of the Coral Springs Business Club from 1993-96 and President of the Coral Springs/Parkland Rotary Club from 1996-97. He is the Founder of Union Dental Corp., and has held the management positions of the Company since inception. Dr. Green has been a Dental Network participant since 1992 in General Dentistry, Endodontics and Periodontics. In August 2000, he purchased 50% ownership of DDS and on December 31, 2003, he purchased the remaining 50% of DDS.


Executive Compensation Union Dental's Officers

     The officers of Union Dental became the officers of the Company after the closing of the Acquisition. The following table sets forth the compensation earned during the years ended December 31, 2002 and 2003 by Union Dental's officers. On December 28, 2004, Dr. George D. Green became the President and Chief Executive Officer of the Company:


                                                                Long Term
                                                               Compensation
                                        Annual Compensation       Awards
---------------------------------------------------------------------------
                                                                Securities
                                                                Underlying
Name And Principal Position           Salary($)     Bonus($)     Options
---------------------------------------------------------------------------
Dr. George D. Green,
President, Chief Executive    2003  $  505,587(1)  $      0            0
Officer, and Director         2002  $  542,572(2)         0            0

Dr. Melvyn Greenstein         2003  $  270,259(3)         0            0
Former Director (a)           2002  $  263,647(4)         0            0

-----------------
(a)  On January 5, 2004, Dr. Melvyn Greenstein  resigned from DDS as a director,
     president  and  registered   agent.  He  was  succeeded  as  president  and
     registered agent by Dr. George D. Green.

(1) In 2003 Dr. George Green received from DDS $235,464.00 and $270,123.00 from George D. Green, DDS, PA.

(2) In 2002 Dr. George Green received from DDS $243,647.00 and $298,925.00 from George D. Green, DDS, PA.

(3) In 2003 Dr. Melvyn Greenstein received from DDS $38,321.00 and his management company (Gopher International) received $231,938.00 from DDS.
     (4) In 2002 Dr. Melvyn Greenstein received from DDS $15,647.00 and his management company (Gopher International) received $248,000.00 from DDS.


Related Party Transactions

     Union Dental entered into an employment agreement with Dr. George D. Green on December 22, 2004, pursuant to which Dr. Green is employed as the President, Chief Executive Officer and Chairman of the Board of Directors of Union Dental and became the Chief Executive Officer, President and Chairman of the Board of the Company upon the closing of the Acquisition. The current term of the agreement expires December 31, 2009 but will be automatically renewed for one-year periods until either party gives the other party written notice of its intent not to renew at least 30 days prior to the end of the term. Dr Green is under contract to receive an annual base salary of $250,000. Dr. Green is entitled to participate in the Company's bonus program which will be dependent upon the achievement of certain milestones. Additionally, Union Dental granted Dr. Green 750,000 options to purchase shares of common stock of Union Dental. Upon the closing of the Acquisition, such options became options to purchase shares of Common Stock of the Company.

     Union Dental entered into an employment agreement with Dr. Leonard I. Weinstein on October 26, 2004, pursuant to which Dr. Weinstein is employed as a Director of Union Dental. In addition, upon the completion of Union Dental of funding of $3,000,000, Dr. Weinstein would become the Chief Operating Officer. The current term of the agreement expires on the second anniversary from the date of funding but may be renewed for one-year periods by Union Dental unless either party gives the other party written notice of its intent not to renew at least 90 days prior to the end of the term. Upon becoming the Chief Operating Officer, Dr Weinstein shall receive an annual base salary of $60,000 and shall receive $500 per meeting as a director. Union Dental granted Dr. Weinstein 156,250 options to purchase shares at a 10% discount from the first quote after the Acquisition. One third of these options vest immediately with the remaining options dependent upon the achievement of certain milestones. Additionally, Union Dental entered into a Shareholder's Agreement and Management Contract with Tropical Medical Services, a company in which Dr. Weinstein is President whereby upon the Company receiving debt or equity financing of $3,000,000 from an introduction by Tropical Medical or dp Martin & Associates, Inc., Tropical Medical shall receive 960,000 shares of the Issuer. Upon the closing of the Acquisition, such options became options to purchase shares of Common Stock of the Company.

     Union Dental entered into an employment agreement with Robert Gene Smith on February 15, 2004, pursuant to which Mr. Smith became a member of the Board of Directors of Union Dental. The current term of the agreement expires February 15, 2006 and thereafter shall be voted on by Union Dental's shareholders at the annual meeting and renewed for two-year periods unless either party gives the other party written notice of its intent not to renew at least 90 days prior to the end of the term. Mr. Smith has been receiving an annual stipend of $24,000. Additionally, Union Dental granted Mr. Smith 250,000 options to purchase shares of common stock of Union Dental at $0.50 per share and an additional 247,500 options dependent upon the achievement of certain milestones. Upon the closing of the Acquisition, such options became options to purchase shares of Common Stock of the Company.


Item 5.05 Amendment to the Registrant's Code of Ethics or Waiver of a Provision of the Code of Ethics.

     Effective on December 28, 2004, the Company adopted a Code of Ethics (filed hereto as Exhibit 14.1). Prior thereto, the Company had no formal, written code of ethics.

Section 8 - Other Events

Item 8.01  Other Events.

Certificate of Incorporation and By-laws.

     As soon as practicable following the Acquisition, the articles of incorporation of the Company will be amended and restated to: (i) change the name of the Company to Union Dental Holdings, Inc. As soon as practicable following the Acquisition, the bylaws of the Company will be amended and restated in their entirety.


Section 9 - Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired

     Direct Dental Services, Inc. and George D. Green, D.D.S., P.A., Inc. Financial Statements for the years ended December 31, 2003 and December 31, 2002 with independent auditors report (including Balance Sheets, Statement of Operations, Statements of Shareholders' Equity, Statement of Cash Flows, and Notes to Consolidated Financial Statements) starting on page F-1.



           INDEX TO DIRECT DENTAL SERVICES, INC. FINANCIAL STATEMENTS



Report of Independent Registered Public Accounting Firm..................F-1

Consolidated Balance Sheet...............................................F-2

Consolidated Income Statement............................................F-3

Consolidated Statement of Changes in Shareholder's Equity................F-4

Consolidated Statement of Cash Flows.....................................F-5

Notes to Consolidated  Financial Statement...............................F-6



         INDEX TO GEORGE D. GREEN, DDS, P.A., INC. FINANCIAL STATEMENTS


Report of Independent Registered Public Accounting Firm..................F-9

Consolidated Balance Sheet..............................................F-10

Consolidated Income Statement...........................................F-11

Consolidated Statement of Changes in Shareholder's Equity...............F-12

Consolidated Statement of Cash Flows....................................F-13

Notes to Consolidated  Financial Statement..............................F-14

                             DE MEO, YOUNG, MCGRATH
                         A PROFESSIONAL SERVICES COMPANY


 SUITE 517                                                    SUITE 411
2400 EAST COMMERCIAL BOULEVARD                        2424 NORTH FEDERAL HIGHWAY
FORT LAUDERDALE, FLORIDA 33308                         BOCA RATON, FLORIDA 33431
(954) 351-9800                                                    (561) 447-9800
FAX (954) 938-8683                                            FAX (561) 391-8856
www.dymco.net                                                      www.dymco.net

ANTHONY DE MEO, CPA*, ABV, PFS                             MICHAEL I. BLOOM, CPA
ROBERT E. MCGRATH, CPA                                LAWRENCE E. DEBRUNNER, CPA
DAVID I. STOCKWELL, CPA
BARRY E. WAITE, CPA                            ------------------
ROBERTA N. YOUNG, CPA                         *regulated by the State of Florida


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Shareholders and Board of Directors of Direct Dental Services, Inc.

We have audited the accompanying balances of Direct Dental Services, Inc. (a Florida corporation) as of December 31, 2003 and 2002, and the related statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit of these statements in accordance with the standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Dental Services, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


De Meo, Young, McGrath

/s/De Meo, Young, McGrath

Fort Lauderdale, Florida
November 29, 2004




                                       DYM

MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS: MANAGEMENT CONSULTING SERVICES DIVISION; SEC PRACTICE SECTION; PRIVATE COMPANIES PRACTICE SECTION; TAX DIVISION OF FLORIDA; INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS; INSTITUTE OF BUSINESS APPRAISERS

                          DIRECT DENTAL SERVICES, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002


                                                                               2003                      2002
                                                                          ----------------      ------------------
                          ASSETS
Current Assets:
     Cash                                                                 $          6,656      $                -
     Accounts Receivable                                                            24,500                  42,876
     Due from officer                                                              232,467                 240,036
                                                                          ----------------      ------------------
         Total Current Assets                                                      273,623                 282,912
                                                                          ----------------      ------------------

Property and Equipment:
     Furniture and Equipment                                                        21,606                  21,606
     Accumulated Depreciation                                                      (21,606)                (21,606)
                                                                          ----------------      ------------------
         Total Property and Equipment                                                    -                       -
                                                                          ----------------      ------------------

Total Assets                                                              $        273,623      $          282,912
                                                                          ----------------      ------------------


                             LIABILITIES AND SHAREHOLDER'S EQUITY

Current Liabilities:
     Accounts Payable and Accrued Expenses                                $          8,460      $            1,419
     Unearned Membership Fees                                                      264,663                 280,993
                                                                          ----------------      ------------------
         Total Current Liabilities                                                 273,123                 282,412
                                                                          ----------------      ------------------

Total Liabilities                                                                  273,123                 282,412
                                                                          ----------------      ------------------

Shareholders' Equity:
Common Stock, par value $1.00, 7,500 shares
        authorized, 500 shares issued and outstanding                                  500                     500
     Retained Earnings                                                                   -                       -
                                                                          ----------------      ------------------
         Total Shareholders' Equity                                                    500                     500
                                                                          ----------------      ------------------

Total Liabilities and Shareholders' Equity                                $        273,623      $          282,912
                                                                          ================      ==================


                    See the accompanying accountant's report
                   and related notes to financial statements.
                                       F-2

                          DIRECT DENTAL SERVICES, INC.
                                INCOME STATEMENT
                           DECEMBER 31, 2003 AND 2002




                                                                               2003                      2002
                                                                          ----------------      ------------------

Income
    Fees                                                                  $        645,994      $          576,324
                                                                          ----------------      ------------------

Operating Expenses
    Advertising and Promotions                                                           -                   1,100
    General and administrative                                                      58,877                  53,797
     Postage                                                                        21,608                  31,874
     Printing Brochures                                                             32,534                  21,209
     Rent                                                                           42,800                  40,038
                                                                          ----------------      ------------------
Total Operating Expenses                                                           155,819                 148,018
                                                                          ----------------      ------------------

Operating Income                                                                   490,175                 428,306
                                                                          ----------------      ------------------

Other Income
     Interest Income                                                                   930                   1,632
                                                                          ----------------      ------------------

Net Income                                                                $        491,105      $          429,938
                                                                          ================      ==================


                    See the accompanying accountant's report
                   and related notes to financial statements.
                                      F-3

                          DIRECT DENTAL SERVICES, INC.
                  STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
                           DECEMBER 31, 2003 AND 2002



                                                                                TOTAL
                                          COMMON           RETAINED          SHAREHOLDER'S
                                          STOCK            EARNINGS              EQUITY
                                       -----------     ---------------     -----------------
December 31, 2001                      $       500     $      (160,311)    $        (159,811)

Net Income                                       -             429,938               429,938

Distributions                                    -            (269,627)             (269,627)
                                       -----------     ---------------     -----------------

December 31, 2002                    $         500     $             -     $             500

Net Income                                       -             491,105               491,105

Distributions                                    -            (491,105)             (491,105)
                                       -----------     ---------------     -----------------

December 31, 2003                      $       500     $             -     $             500
                                       ===========     ===============     =================









                    See the accompanying accountant's report
                   and related notes to financial statements.
                                      F-4

                          DIRECT DENTAL SERVICES, INC.
                             STATEMENT OF CASH FLOWS
                           DECEMBER 31, 2003 AND 2002


                                                                                       2003                   2002
                                                                                -----------------      ----------------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income                                                                 $         491,105      $        429,938

       Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                                         -                     -
            (Increase) Decrease in:
               Accounts Receivable                                                         18,376                (6,877)
               Shareholders' loans                                                         (4,431)             (247,588)
            Increase (Decrease) in:
              Accounts Payable                                                              8,460                     -
              Deferred Revenue                                                            (16,330)               87,080
Net Cash Provided by Operating Activities                                                 497,180               262,553
                                                                                -----------------      ----------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Loans From Shareholders                                                               12,000                     -
Net Cash Provided by Investing Activities                                                  12,000                     -
                                                                                -----------------      ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Distributions                                                                       (491,105)             (269,627)
Net Cash Used in Financing Activities                                                    (491,105)             (269,627)
                                                                                -----------------      ----------------

NET INCREASE(DECREASE) IN CASH                                                             18,075                (7,074)

CASH AT BEGINNING OF YEAR                                                                  (1,419)                5,655
                                                                                -----------------      ----------------

CASH AT END OF YEAR                                                             $          16,656      $         (1,419)
                                                                                =================      ================

SUPPLEMENTAL DISCLOSURE
  Interest paid                                                                 $               -      $              -
                                                                                =================      ================




                    See the accompanying accountant's report
                   and related notes to financial statements.
                                      F-5

                          DIRECT DENTAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Direct Dental Services, Inc (the Company) was formed under the laws of the State of Florida in January 1988 and maintains a network of dentists who perform dental services for union members in seventeen states. The Company has contracts with dentists in Alabama, Arizona, California, Florida, Georgia, Hawaii, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Nevada, North Carolina, Oklahoma, South Carolina, Tennessee and Texas.

Property and Equipment

Property and equipment are stated at cost. There is no depreciation provision for 2003 or 2002 as assets were fully depreciated at December 31, 2001. The assets were depreciated using the straight line method over their useful lives. Assets are capitalized if they have a cost of $250 or greater and a useful life greater than one year.

Revenue Recognition

The Company prepares their financial statements on the accrual basis of accounting. Under this basis, revenues are recognized when earned and expenses are recognized when incurred.

Allowance for Doubtful Accounts

The Company has no provision for doubtful accounts since accounts receivables consist primarily of amounts recorded as unearned memberships. If a participating dentist does not timely remit the amount due, the Company voids their contract with the resulting write-off against unearned memberships.

Statement of Cash Flows

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents for purposes of the Statement of Cash Flows.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          DIRECT DENTAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


NOTE 2 - ACCOUNTS RECEIVABLE

Accounts receivable result from contracts signed by dentists who join the network and pay the contract fee in installments.

Accounts receivable consist of the following:


                                                2003          2002
                                          -------------   ------------

         Due from individual dentists      $     24,500   $     42,876
                                          =============   ============


NOTE 3 - CONCENTRATIONS OF CREDIT RISK

All income is derived from dentist membership fees. However, the concentration of credit risk associated with that is limited due to the large number of dentists in the network and their dispersion throughout the many geographic areas of the Company's network.

Concentration of credit risk associated with respect to accounts receivable are limited due to the Company's large number of dentists and the fact that no single dentist accounts for more than 2 percent of the company's fees.


NOTE 4 - PROPERTY AND EQUIPMENT

At December 31, 2003 and 2002, property and equipment consisted of the following:


                                                   2003                2002
                                              --------------      -------------

         Furniture and equipment              $      21,606       $     21,606
         Less:  accumulated depreciation            (21,606)           (21,606)
                                              $           -       $          -
                                              ==============      =============

                          DIRECT DENTAL SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


NOTE 5 -UNEARNED MEMBERSHIP FEES

Dentists enroll and renew their contracts with the Company every year or year and a half at various times. Most of the dentist membership fees are paid at the signing of the contracts. The revenue is recognized over the life of the contracts.

Unearned membership fees at December 31, 2003 and 2002 is as follows:


                                                   2003          2002
                                             -------------   ------------

         Unearned Membership fees            $     264,663   $    280,993
                                             =============   ============


NOTE 6 -RELATED PARTY TRANSACTIONS

The Company reimburses the shareholders for certain expenses which they incur personally on behalf of the Company. These expenses are primarily for office overhead and insurance. The amounts reimbursed to the shareholders by the Company were $57,835 and $63,682 for 2003 and 2002, respectively.


NOTE 7 -SHAREHOLDERS' LOANS

The shareholders' are obligated on loans made to them by the Company. The loans have no stated interest rate or repayment terms. The loans are expected to be repaid within the next year and therefore, are classified as current assets. The amounts owed by the shareholders' to the Company are $232,467 and $240,036 for 2003 and 2002, respectively.


NOTE 8 -SUBSEQUENT EVENTS

Subsequent to December 31, 2003, the Company entered into a reorganzition agreement with National Business Holdings, Inc., a Florida corporation. The agreement is expected to be finalized by December 31, 2004.

The lease for the office space has expired and a new lease has yet to be signed.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Shareholders and Board of Directors of George D. Green, D.D.S., P.A., Inc.

We have audited the accompanying balances of George D. Green, D.D.S., P.A., Inc. (a Florida corporation) as of December 31, 2003 and 2002, and the related statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of George D. Green, D.D.S., P.A., Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

De Meo, Young, McGrath

/s/ De Meo, Young, McGrath

Fort Lauderdale, Florida
November 29, 2004

                           GEORGE D. GREEN, DDS, P.A.
                                  BALANCE SHEET
                           DECEMBER 31, 2003 AND 2002


                                                                                       2003                   2002
                                                                                 ----------------       ----------------
                                 ASSETS
Current Assets:
     Cash                                                                        $              -       $          6,624
     Accounts receivable                                                                  248,273                281,274
     Inventory, supplies                                                                   24,055                 28,213
     Prepaid expenses                                                                      13,809                    634
     Due from Officer                                                                      48,187                 48,187
                                                                                 ----------------       ----------------
       Total Current Assets                                                               334,324                364,932
                                                                                 ----------------       ----------------
     Property and Equipment:
Net of accumulated depreciation of $156,768 and
        $149,238 for 2003 and 2002 respectively                                            46,753                 50,546
                                                                                 ----------------       ----------------
         Total Assets                                                            $        381,077       $        415,478
                                                                                 ================       ================
                      LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
     Accounts payable and accrued expenses                                       $         23,542       $         30,390
     Notes payable - current portion                                                       40,434                 21,704
     Customer deposits                                                                     26,613                 30,577
                                                                                 ----------------       ----------------
       Total Current Liabilities                                                           90,589                 82,671
                                                                                 ----------------       ----------------
Long Term Liabilities:
     Notes payable - long-term portion                                                     53,938                 94,372
                                                                                 ----------------       ----------------
         Total Liabilities                                                                144,527                177,043
                                                                                 ----------------       ----------------
Shareholder's Equity:
Common Stock, $1.00 par value, 1,000 shares
        authorized, 500 shares issued and outstanding                                         500                    500
     Retained earnings                                                                    236,050                237,935
                                                                                 ----------------       ----------------
         Total Shareholder's Equity                                                       236,550                238,435
                                                                                 ----------------       ----------------
Total Liabilities & Shareholder's Equity                                         $        381,077       $        415,478
                                                                                 ================       ================


                    See the accompanying accountant's report
                   and related notes to financial statements.
                                      F-10

                           GEORGE D. GREEN, DDS, P.A.
                                INCOME STATEMENT
                           DECEMBER 31, 2003 AND 2002


                                                                      2003                   2002
                                                                ----------------       ----------------
Income:
     Fees                                                       $      1,355,414      $       1,348,882
     Rental income                                                        15,000                      -
                                                                ----------------      -----------------
          Total Income                                                 1,370,414              1,348,882
                                                                ----------------      -----------------

Expenses:
     Advertising and promotion                                             2,972                  1,078
     General and administrative costs                                    501,438                479,464
     Depreciation                                                          7,530                  7,876
     Wages and payroll tax expenses                                      587,411                513,272
                                                                ----------------      -----------------
          Total Operating Expense                                      1,099,351              1,001,690
                                                                ----------------      -----------------

Net Income                                                      $        271,063      $         347,192
                                                                ================      =================




                    See the accompanying accountant's report
                   and related notes to financial statements.
                                      F-11

                           GEORGE D. GREEN, DDS, P.A.
                  STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
                           DECEMBER 31, 2003 AND 2002




                                                                                TOTAL
                                          COMMON           RETAINED          SHAREHOLDER'S
                                          STOCK            EARNINGS              EQUITY
                                       -----------     ---------------     -----------------
December 31, 2001                       $      500     $       288,669     $         289,169

Net Income                                       -             347,192               347,192

Distributions                                    -            (397,926)            (397,926)
                                       -----------     ---------------     -----------------

December 31, 2002                       $     500      $       237,935     $        238,435
                                       -----------     ---------------     -----------------

Net income                                       -             271,063              271,063

Distributions                                    -            (272,948)            (272,948)
                                       -----------     ---------------     -----------------

December 31, 2003                       $      500     $       236,050     $       236,550
                                       ===========     ===============     =================



                    See the accompanying accountant's report
                   and related notes to financial statements.
                                      F-12

                           GEORGE D. GREEN, DDS, P.A.
                             STATEMENT OF CASH FLOWS
                           DECEMBER 31, 2003 AND 2002


                                                                                       2003                   2002
                                                                                -----------------      ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income                                                                   $         271,063      $        347,192

   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation                                                                         7,530                 7,876
       (Increase) Decrease in:
         Accounts Receivable                                                               33,001               (52,643)
          Inventory, supplies                                                               4,158                 1,814

         Prepaid Expenses                                                                 (13,175)                3,290
       Increase (Decrease) in:
         Accounts Payable and accrued expenses                                               (977)                8,146
         Customer Deposits                                                                 (3,964)               16,177
     Net Cash Provided by Operating Activities                                            297,636               331,852
                                                                                -----------------      ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment:                                                     (3,738)              (44,468)
     Net Cash Provided (Used) by Investing Activities                                      (3,738)              (44,468)
                                                                                -----------------      ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Repayments on Borrowings                                                               (28,201)              (36,671)
   Repayment of Loan to Shareholder                                                             -               145,000
   Distributions                                                                         (272,948)             (397,926)
     Net Cash Used by Financing Activities                                               (301,149)             (289,597)
                                                                                -----------------      ----------------

NET DECREASE IN CASH                                                                       (7,251)               (2,213)

CASH AT BEGINNING OF YEAR                                                                   6,624                 8,837
                                                                                -----------------      ----------------

CASH AT END OF YEAR                                                             $            (627)     $          6,624
                                                                                =================      ================

SUPPLEMENTAL DISCLOSURE
   Interest Paid                                                                $          45,057      $         55,282
                                                                                =================      ================



                    See the accompanying accountant's report
                   and related notes to financial statements.
                                      F-13

                           GEORGE D. GREEN, DDS, P.A.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

George D. Green, DDS, P.A. (the Company), was formed under the laws of the State of Florida in August 1990 and performs general dentistry in South Florida.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost. Depreciation is being provided for by the use of the straight line method over the estimated useful lives of the assets. Assets are capitalized if they have a cost of $250 or greater and a useful life greater than one year.

Revenue Recognition

The Company prepares their financial statements on the accrual basis of accounting. Under this basis, revenues are recognized when earned and expenses are recognized when incurred.

The Company recognizes revenue in the period in which services are performed. Net operating revenues consist primarily of net patient services that are recorded based on established billing rates less estimated discounts for contractual allowances. No provision for doubtful accounts has been established because the Company primarily bills insurance companies under contractual agreements and is reimbursed under established criteria for the services performed.

Inventory, Supplies

The Company carries its inventory of dental supplies at the lower of cost or market, using the specific unit cost method.

                            GEORGE D GREEN, DDS, P.A.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


NOTE 2 - ACCOUNTS RECEIVABLE

Accounts receivable result primarily from the performance of dental services to patients and the billing to various insurance companies for reimbursement.

Accounts receivable consist of the following:

                                      2003               2002
                                 -------------     -------------

  Due from individual patients   $     248,273     $     281,274
                                 =============     =============


NOTE 3 - PROPERTY AND EQUIPMENT

At December 31, 2003 and 2002, property and equipment consisted of the following:

                                             2003             2002
                                       --------------    ------------
  Dental & office equipment            $      118,288    $    118,288
  Furniture and fixtures                       59,141          55,404
  Leasehold Improvements                       26,092          26,092
                                       --------------    ------------
                                              203,521         199,784
  Less:  accumulated depreciation             156,768         149,238
                                       --------------   -------------
                                       $       46,753    $     50,546
                                       ==============    ============

Depreciation expense was $7,530 and $7,876 for the years ending December 31, 2003 and 2002 respectively.


NOTE 4 - INVENTORY, SUPPLIES

Inventory consists of dental supplies valued at the lower of cost or market. At December 31, 2003 and 2002, inventory was valued at the following amounts:

                                  2003              2002
                              ------------      -----------

  Dental Supplies             $    24,055       $    28,213
                              ============      ===========

                            GEORGE D GREEN, DDS, P.A.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


NOTE 5 - LONG-TERM DEBT

At December 31, 2003 and 2002, long-term debt consisted of the following:

                                                                        2003        2002
                                                                      ---------   ---------
  Lease payable,  equipment,  collateralized by the equipment.
  Monthly payments in the amount of $2,546 including interest.
  Final payment of $2,546 is due August 2005.                         $  45,335    $ 49,883

  Lease payable,  equipment,  collateralized by the equipment.
  Monthly payments in the amount of $3,386 including interest.
  Final payment of $3,386 is due August 2005.                            49,037      66,193
                                                                      ---------   ---------

                                                                         94,372     116,076
                  Less current maturities                               (40,434)    (21,704)
                                                                      ---------   ---------
                  Total long-term debt                                $  53,938   $  94,372
                                                                      =========   =========


The aggregate principal maturities on long-term debt and the other borrowings as of December 31, 2003 are as follows:

               Year Ended
               December 31,               Amount
              -------------             ---------
                2004                    $ 40,434
                2005                    $ 53,938
                                        --------
                                        $ 94,372
                                        ========

NOTE 6 - COMMITMENTS

The Company leases its office facility under a 5 year lease that expires in May 2007. The terms of the lease provide for monthly payments of approximately $2,300.

The following is a schedule of the future minimum lease payments required under long-term operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 2003:

                            GEORGE D GREEN, DDS, P.A.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002



NOTE 6 - COMMITMENTS (CONTINUED)

               Year Ended
               December 31,
              -------------
               2004                      27,600
               2005                      27,600
               2006                      27,600
               2007                      11,500
                                       --------
                                       $ 94,300

Lease expense was approximately $48,100 for the year ended December 31, 2003


NOTE 7 - SUBSEQUENT EVENTS

Subsequent to December 31, 2003, the Company entered into negotiations to sell all of its assets to Union Dental Corp., a Florida corporation. The agreement calls for Union Dental Corp to acquire all the assets of the Company in exchange for a ten year installment note in the amount of approximately $1,000,000. The agreement is expected to be finalized by December 31, 2004.

In addition, subsequent to December 31, 2003, Union Dental Corp. entered into a reorganzition agreement with National Business Holdings, Inc., a Florida corporation. The agreement is expected to be finalized by December 31, 2004.

     (b) ProForma Financial Information

Unaudited  Pro Forma  Condensed  Financial  Statements  of Union  Dental and DDS
(including Balance Sheet, Statement of Operations and Notes to Financial Statements) as of and for the quarter ended September 30, 2004.



                     INDEX TO PROFORMA FINANCIAL STATEMENTS





Proforma Consolidated Balance Sheet.........................................F-19

Proforma Consolidated Statements of Operations..............................F-20

Notes to Proforma Consolidated  Financial Statement.........................F-21

                        National Business Holdings, Inc.
                       Proforma Consolidated Balance Sheet
                                   (Unaudited)
                               September 30, 2004


                                                  National       Direct      George D.
                                                  Business       Dental       Green,
                                                  Holdings,     Services      DDS, PA         Proforma
                                                    Inc.          Inc.         (UDC)        Adjustments       Proforma
                                                ------------- ------------ -------------    ------------  ----------------
                     ASSETS
CURRENT ASSETS
   Cash                                         $       2,000 $      5,610 $           0                  $          7,610
   Accounts receivable                                      0       71,791       234,514                           306,305
   Due from/to affiliate                                    0      150,749      (150,749)                                0
   Due from officer                                         0      293,345        48,187                           341,532
   Prepaid expenses and other current assets                0            0        29,347                            29,347
                                                ------------- ------------ -------------                  ----------------
          Total current assets                          2,000      521,495       161,299                           684,794
                                                ------------- ------------ -------------                  ----------------

PROPERTY, PLANT AND EQUIPMENT
   (Net of accumulated depreciation)                        0        8,324        43,625                            51,949
                                                ------------- ------------ -------------                  ----------------
          Total property, plant and equipment               0        8,324        43,625                            51,949
                                                ------------- ------------ -------------                  ----------------

OTHER ASSETS
   Investment in subsidiaries                               0            0             0   a) (1,645,550)
                                                                                           d)  1,645,550                 0
   Other assets                                             0       11,013             0                            11,013
   Goodwill                                             7,750            0             0                             7,750
                                                ------------- ------------ -------------                  ----------------
          Total other assets                            7,750       11,013             0                            18,763
                                                ------------- ------------ -------------                  ----------------

Total Assets                                    $       9,750 $    540,832 $     204,924                  $        755,506
                                                ============= ============ =============                  ================

      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable and accrued expenses        $           0 $     11,799 $      44,204                  $         56,003
   Unearned Membership fees/customer deposits               0      293,533        26,339                           319,872
   Short-term note/s payable                           18,124      235,000        53,818                           306,942
                                                ------------- ------------ -------------                  ----------------
          Total current liabilities                    18,124      540,332       124,361                           682,817
                                                ------------- ------------ -------------                  ----------------

LONG-TERM DEBT
   Long-term debt                                           0            0             0                                 0
                                                ------------- ------------ -------------                  ----------------
          Total long-term debt                              0            0             0                                 0
                                                ------------- ------------ -------------                  ----------------

Total Liabilities                                      18,124      540,332       124,361                           682,817
                                                ------------- ------------ -------------                  ----------------

STOCKHOLDERS' EQUITY
  Preferred stock, $.0001 par value;
      25,000,000 shares authorized;
      0 shares issued and outstanding                       0          n/a           n/a  a)                             1

  Common stock, $.0001; $1.00 and $1.00
      par value; 300,000,000, 7,500 and
      1,000 shares authorized; 32,284,831;
      500 and 500 shares issued and
      outstanding                                       3,228          500           500   a)      1,250
                                                                                           b)        500
                                                                                           c)     (2,228)
                                                                                           d)     (1,000)            2,750
   Additional paid-in capital                       1,631,949            0             0   a) (1,644,300)
                                                                                           c)      2,228           (10,123)
   Accumulated deficit                             (1,643,551)           0        80,063   d)  1,643,551            80,063
                                                ------------- ------------ -------------                  ----------------

          Total stockholders' equity                   (8,374)         500        80,563                            72,691
                                                ------------- ------------ -------------                  ----------------

Total Liabilities and  Stockholders' Equity     $       9,750 $    540,832 $     204,924                  $        755,508
                                                ============= ============ =============                  ================





The accompanying notes are an integral part of the proforma financial statements

                        National Business Holdings, Inc.
                 Proforma Consolidated Statements of Operations
                                   (Unaudited)
                      Nine Months Ended September 30, 2004


                                           National         Direct         George D.
                                           Business         Dental          Green,
                                           Holdings,       Services         DDS, PA        Proforma
                                             Inc.            Inc.            (UDC)         Adjustments        Proforma
                                        --------------- ---------------  -------------   ---------------- ----------------
REVENUES
   Sales                                $             0 $       469,273  $   1,020,391                    $      1,489,664
                                        --------------- ---------------  -------------                    ----------------

          Total revenues                              0         469,273      1,020,391                           1,489,664


OPERATING EXPENSES
   General and administrative                    18,800         255,221        944,160                           1,218,181
   Depreciation                                       0           1,415          5,992                               7,407
                                        --------------- ---------------  -------------                    ----------------
                                                                                                                         0
          Total operating expenses               18,800         256,636        950,152                           1,225,588
                                        --------------- ---------------  -------------                    ----------------

Operating income (loss)                         (18,800)        212,637         70,239                             264,076
                                        --------------- ---------------  -------------                    ----------------

OTHER INCOME (EXPENSE)
   Interest income                                    0              13              0                                  13
   Interest expense                                (312)              0              0                                (312)
                                        --------------- ---------------  -------------                    ----------------

          Total other income (expense)             (312)             13              0                                (299)
                                        --------------- ---------------  -------------                    ----------------

Net income (loss)                       $       (19,112)$       212,650  $      70,239                    $        263,777
                                        =============== ===============  =============                    ================





















The accompanying notes are an integral part of the proforma financial statements

                        National Business Holdings, Inc.
               Notes to Proforma Consolidated Financial Statements
                                   (Unaudited)


(1) Proforma Changes On December 28, 2004, the Company entered into a Share Exchange Agreement with Direct Dental Services, Inc., (DDS), a Florida corporation and Union Dental Corp., (successor to George D. Green, DDS,
     PA), (UDC), also a Florida corporation . The business combination is a reverse merger, accounted for as a recapitalization of DDS and UDC. The Proforma statement of operations includes the six months ended November 30, 2004 for the Company and the nine months ended September 30, 2004 for DDS and UDC. The Company issued 17,500,000 shares of common stock and 1,000,000 shares of preferred stock of the Company to complete this acquisition.


(2)  Proforma Adjustments

     a) 1,000,000 shares of preferred stock and 12,500,000 shares of common stock of the Company in exchange for 500 shares of common stock of Direct Dental Services, Inc.

     b) 5,000,000 shares of common stock of the Company in exchange for 500 shares of common stock of Union Dental Corp. (as successor to George
          D. Green, DDS, PA)

     c) 22,284,831 shares of common stock of the Company returned to the Company and cancelled.

     Consolidation:
     d) Eliminate investment in subsidiary, the Company's retained deficit and common stock of subsidiary.

                     INDEX TO PROFORMA FINANCIAL STATEMENTS





Proforma Consolidated Statements of Operations..............................F-23

Notes to Proforma Consolidated  Financial Statement.........................F-24

                        National Business Holdings, Inc.
                 Proforma Consolidated Statements of Operations
                                   (Unaudited)
                          Year Ended December 31, 2003


                                           National         Direct         George D.
                                           Business         Dental          Green,
                                           Holdings,       Services         DDS, PA              Proforma
                                             Inc.            Inc.            (UDC)            Adjustments     Proforma
                                        --------------- ---------------  -------------   ---------------- ----------------
REVENUES
   Sales                                $             0 $       645,994  $   1,370,414                    $      2,016,408
                                        --------------- ---------------  -------------                    ----------------

          Total revenues                              0         645,994      1,370,414                           2,016,408

OPERATING EXPENSES
   General and administrative                    23,000         155,819      1,091,821                           1,270,640
   Depreciation                                       0               0          7,530                               7,530
                                        --------------- ---------------  -------------                    ----------------
                                                                                                                         0
          Total operating expenses               23,000         155,819      1,099,351                           1,278,170
                                        --------------- ---------------  -------------                    ----------------

Operating income (loss)                         (23,000)        490,175        271,063                             738,238
                                        --------------- ---------------  -------------                    ----------------

OTHER INCOME (EXPENSE)
   Interest income                                    0             930              0                                 930
   Interest expense                                (520)              0              0                                (520)
                                        --------------- ---------------  -------------                    ----------------

          Total other income (expense)             (520)            930              0                                 410
                                        --------------- ---------------  -------------                    ----------------

Net income (loss)                       $       (23,520)$       491,105  $     271,063                    $        738,648
                                                        =       =======
                                        =============== ===============  =============                    ================









The accompanying notes are an integral part of the proforma financial statements

                        National Business Holdings, Inc.
               Notes to Proforma Consolidated Financial Statements
                                   (Unaudited)


(1) Proforma Changes On December 28, 2004, the Company entered into a Share Exchange Agreement with Direct Dental Services, Inc., (DDS), a Florida corporation and Union Dental Corp., (successor to George D. Green, DDS,
     PA), (UDC), also a Florida corporation . The business combination is a reverse merger, accounted for as a recapitalization of DDS and UDC. The Proforma statement of operations includes the year ended May 31, 2004 for the Company and the year ended December 31, 2003 for DDS and UDC. The Company issued 17,500,000 shares of common stock and 1,000,000 shares of preferred stock of the Company to complete this acquisition.

     (c) Exhibits.

Exhibit No.    Description
----------------------------------------------------------------------

2.3     *      Reorganization  Agreement,  dated December 28, 2004, by and among the Company,  Union  Dental,  DDS and the  shareholders  of Union
               Dental and DDS.

2.4     *      Asset  Purchase  Agreement  dated  October  15, 2004 by and among
               Union Dental and George D. Green, DDS, P.A.

3(i).3  *      Articles of Incorporation of Union Dental Corp.(to be provided under seperate cover.)

3(i).4  *      Articles of Incorporation of Direct Dental Services, Inc. (to be
               provided under seperate cover.)

3(ii).2 *      Bylaws of Union Dental Corp. (to be provided under
               seperate cover.)

3(ii).3 *      Bylaws of Direct Dental Services, Inc.(to be provided under seperate cover.)

4.1     *      Form of Option issued to Union Dental optionholders.

10.1 Business Associate Agreement dated October 15, 2004 by and among Union Dental and George D. Green, DDS, P.A. (to be provided under seperate cover.)

10.2 Management Services Agreement dated October 15, 2004 by and among Union Dental and George D. Green, DDS, P.A. (to be provided under seperate cover.)

10.3    *      Employment  Agreement  dated  March 20,  2004 by and among  Union
               Dental and Dr. George D. Green.

10.4    *      Employment  Agreement  dated  October 26, 2004 by and among Union
               Dental and Dr. Leonard I. Weinstein.

10.5    *      Shareholder's  Agreement  and  Management  Contract  by and among
               Union Dental and Tropical Medical Services.

10.6    *      Employment  Agreement  dated February 15, 2004 by and among Union
               Dental and Robert Gene Smith.

10.7    *      2004 Stock Option Plan for Union Dental.

14.1    *      Code of Ethics.

16.1    *      Letter from  Lawrence  Scharfman to the  Securities  and Exchange
               Commission dated January 3, 2005.

17.1    *      Letter of Resignation of Dr. Melvyn Greenstein.

17.2    *      Letter of Resignation of Roger E. Pawson

--------------------------------

 *  Filed herewith



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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                        NATIONAL BUSINESS HOLDINGS, Inc.


January 3, 2004              By:  /s/ Dr. George D. Green
                                 ------------------------------------------
                                 Name: George D. Green
                                 Title: President and Chief Executive Officer






















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